                                                                  Exhibit (a)(5)



                       [Wright & Company, Inc. Letterhead]


                                 March 30, 1999

Everflow Eastern Partners, L.P.
585 West Main Street
Canfield, OH 44406

ATTENTION: Mr. William A. Siskovic

SUBJECT:  Rolled Forward Summary Report
          -----------------------------
          Evaluation of Oil and Gas Reserves to the Interests of Everflow Eastern Partners, L.P.
          In Certain Appalachian Basin Properties
          Utilizing Constant Economics
          Effective December 31, 1998
          Job 9.481

Gentlemen:

                  Wright & Company, Inc. (Wright) has performed an evaluation to estimate proved reserves and future cash flow from certain oil and gas properties to the subject interests. This report was based on a previous report entitled, "SUMMARY REPORT, Evaluation of Oil & Gas Reserves to the Interests of Everflow Eastern Partners, L.R in Certain Appalachian Basin Properties, Utilizing Constant Economics, Effective June 30, 1998, Job 8.454," dated September 24, 1998. In accordance with your instructions, the reserves projections for most of the proved developed properties were "rolled forward" from the previous effective date, except where updated information was deemed pertinent by Everflow Eastern Partners, L.P. (Everflow). In those specifically identified properties, new information was considered by Wright and the projections were adjusted as appropriate. The attached Definitions of Reserves describe all categories of proved reserves. It is the understanding of Wright that the prices and costs provided by Everflow were effective as of December 31, 1998. These prices and costs were not independently verified by Wright.

                  This report includes only those costs and prices which were provided by Everflow and are directly attributable to the individual leases and areas. There could exist other revenues, overhead costs, or other costs associated with Everflow which are not included in this report. Such additional costs and revenues are outside the scope of this report. This report is not a financial statement for Everflow and should not be used as the sole basis for any transaction concerning Everflow or the evaluated properties. After the effective date, all prices and costs were held constant for the life of the properties in accordance with the instructions of Everflow.

Mr. William A. Siskovic
Everflow Eastern Partners, L.P.
March 30, 1999
Page 2 of 2


         Wright is an independent consulting firm and does not own any interests in the properties covered by this report. No employee, officer, or director of Wright is an employee, officer, or director of Everflow. Neither the employment of nor the compensation received by Wright is contingent upon the values assigned to the properties covered by this report.

         There are significant uncertainties inherent in estimating reserves, future rates of production, and the timing and amount of future costs. Oil and gas reserves estimates must be recognized as a subjective process that cannot be measured in an exact way and estimates of others might differ materially from those of Wright. The accuracy of any reserves estimate is a function of the quality of available data and of subjective interpretations and judgments. It should be emphasized that production data subsequent to The date of these estimates or changes in the analogous properties may warrant revisions of such estimates. Accordingly, reserves estimates are often different from the quantities of oil and gas that ultimately are recovered.

         If you have any questions regarding this report, additional requirements and/or comments, please do not hesitate to call Mr. D. Randall Wright at (615) 370-0755.


                                             Yours very truly,


                                             Wright & Company, Inc.


                                             /s/ D. Randall Wright

                                             D. Randall Wright
                                             President


DRW/jrw

GRAND SUMMARY                                                     DATE: 04/09/99
TOTAL PROVED DEVELOPED                                            TIME: 14:57:42
AND PIPELINE REVENUES                                             FILE: EV99W1
EVERFLOW EASTERN PARTNERS, L.P.                                   GET#:     0

                     R E S E R V E S  A N D  E C O N O M I C S
                     - - - - - - - -  - - -  - - - - - - - - -

TO THE TOTAL INTERESTS OF                                     CONSTANT ECONOMICS
EVERFLOW EASTERN PARTNERS, L.P.    AS OF DECEMBER 31, 1998    JOB 9.481

                                                     --PRICES---       -------OPERATIONS, MS--------                       10.00 PCT
-END-  ---GROSS PRODUCTION--- ---NET PRODUCTION---     OIL      GAS    NET OPER   SEV+ADV   NET OPER CAPITAL   CASH  FLOW  CUM. DISC
NO-YR  OIL, MBBL    GAS, MMCF OIL, MBBL   GAS, MMCF    $/B      $/M    REVENUES     TAXES   EXPENSES COSTS, M$ BTAX, M$    BTAX,  M$
-----  ---------    --------- ---------   ---------    ---      ---    --------     -----   -------- ------- ----------    -----  --

12-99    216.530     8224.084    98.570    4493.678   9.13     3.11   14907.610   117.555   2447.979    .000  12342.076    11754.950
12- 0    186.688     7226.473    86.099    3963.214   9.13     2.76   11764.194   103.533   2395.386    .000   9265.275    19785.084
12- 1    163.851     6387,018    76.034    3500.369   9.13     2.69   10141.468    91.314   2357.046    .000   7693.108    25846.486
12- 2    146.169     5770.933    67.928    3165.661   9.13     2.69    9160.959    82.418   2321.913    .000   6756.628    30686.071
12- 3    130.632     5273.171    60,857    2892.697   9.13     2.69    8359.746    75.120   2265.727    .000   6018.899    34605.326
12- 4    118.940     4873.114    55.706    2674.281   9.13     2.69    7723.171    69.334   2239.047    .000   5414.790    37810.663
12- 5    108.224     4516.506    50.775    2479.918   9.13     2.69    7154.530    64.210   2189.718    .000   4900.602    40447.906
12- 6     98.696     4207.495    46.122    2309.935   9.13     2.69    6653.995    59.616   2140.372    .000   4454.007    42626.924
12- 7     88.071     3936.960    40.987    2162.677   9.13     2.69    6210.261    55.584   2094.183    .000   4060.494    44432.830
12- 8     79.732     3657.340    36.929    2016.268   9.13     2.69    5781.707    51.696   2023.372    .000   3706.639    45931.511
12- 9     73.291     3417.796    33.889    1884.479   9.13     2.69    5400.554    48.311   1965.760    .000   3386.483    47176.247
12-10     66.490     3212.066    30.686    1770.064   9.13     2.69    5062.179    45.223   1922.926    .000   3094.030    48210.095
12-11     60.185     2978.502    27.950    1648.077   9.13     2.69    4710.849    42.047   1842.401    .000   2826.401    49068.670
12-12     55.531     2810.738    25.607    1553.879   9.13     2.69    4435.185    39.546   1815.593    .000   2580.046    49781.133
12-13     48.321     2582.368    23.715    1463.818   9.13     2.69    4174.492    37.240   1790.437    .000   2346.815    50370.332
12-14     41.184     2384.621    21.368    1377.062   9.13     2.69    3918.732    34.921   1753,856    .000   2129.955    50856.447
12-15     36.919     2212.013    19.099    1276.669   9.13     2.70    3629.256    32.342   1666.764    .000   1930.150    51256.947
12-16     33.761     2070.383    17.504    1196.177   9.13     2.70    3398.381    30.279   1623.926    .000   1744.176    51585.949
12-17     31.097     1940.210    16.178    1123.235   9.13     2.70    3189.426    28.416   1589.577    .000   1571.433    51855.388
12-18     26.304     1796.819    13.995    1040.436   9.13     2.70    2941.342    26.166   1512.385    .000   1402.791    52074.076

S TOT   1810.616    79478.610   849.998   43992.594   9.13     2.74  128718.037  1134.871  39958.368    .000  87624.798    52074.076

REM.     159.751    15650.459    85.133    8910.790   9.13     2.71   24935.393   222.572  15640.693    .000   9072.128    52932.696

TOTAL   1970.367    95129.069   935.131   52903.384   9.13     2.74  153653.430  1357.443  55599.061    .000  96696.926    52932.696

CUM.    2916.689    92689.606               NET OIL REVENUES (M$)                8537.619   ------PRESENT  WORTH PROFILE----------
                                            NET GAS REVENUES (M$)              144747.548   DISC    PW OF NET     DISC   PW OF NET
ULT.    4887.056   187818.675               TOTAL   REVENUES (M$)              153653.430   RATE    BTAX,  M$     RATE    BTAX, M$
                                                                                            ----    ---------     ----   ---------
BTAX RATE OF RETURN (PCT)        100.00     PROJECT LIFE (YEARS)                   80.611    5.0    68064.909     35.0   27225.125
BTAX PAYOUT YEARS                   .00     DISCOUNT RATE (PCT)                    10.000   10.0    52932.696     40.0   25127.052
BTAX PAYOUT YEARS (DISC)            .00     GROSS OIL WELLS                       165.000   12.0    48757.962     45.0   23396.806
BTAX NET INCOME/INVEST              .00     GROSS GAS WELLS                      1554.000   14.0    45270.130     50.0   21942.995
BTAX NET INCOME/INVEST (DISC)       .00     GROSS WELLS                          1719.000   15.0    43733.331     55.0   20702.169
                                                                                            17.0    40998.130     60.0   19629.136
                                                                                            18.0    39775.939     70.0   17862.210
                                                                                            20.0    37573.572     80.0   16463.021
                                                                                            25.0    33157.477     90.0   15323.361
                                                                                            30.0    29829.311    100.0   14374.577

WRIGHT & COMPANY, INC.
BRENTWOOD, TN/HOUSTON, TX
D. RANDALL WRIGHT/PROJ. MANAGER
E. KELLY LISTER/TECH. ASSISTANT

                                                                  DATE: 04/09/99
GRAND SUMMARY                                                     TIME: 14:57:42
TOTAL PROVED DEVELOPED                                            FILE: EV99W1
AND PIPELINE REVENUES                                             GET#: 0
EVERFLOW EASTERN PARTNERS, L.P.

                    R E S E R V E S  A N D  E C O N O M I C S
                    - - - - - - - -  - - -  - - - - - - - - -

TO THE TOTAL INTERESTS OF                                  CONSTANT ECONOMICS
EVERFLOW EASTERN PARTNERS, L.P.   AS OF DECEMBER 31, 1995  JOB 9.481

                                                           ----------OPERATIONS, M$----------                           10.00 PCT
      ---GROSS PRODUCTION---   ----NET PRODUCTION----      NET OPER    SEV+ADV+      NET OPER  CAPITAL    CASH FLOW     CUM. DISC
LEASE OIL, MB$L   GAS,  MMCF   OIL, MBBL    GAS, MMCF      REVENUES    WF TAXES      EXPENSES  COSTS, M$  BTAX,  M$     BTAX,  M$
----- ---------   ----  ----   ---------    ---------      --------    --------      --------  ---------  ---------     ---------
***** FILE: EV99W1
(0)COMPANY WORKING INTERESTS
     1730.388      88992.626     852.525    50485.109    146177.604    1291.695     52570.690     .000    92315.219     50522.204
(0)COMPANY ORR INTERESTS
         .000           .000       2.511      225.128       640.570       5.272          .000     .000      635.298       300.717
(0)INCOME PROGRAM 1-A
       44.891       1553.834       9.258      490.609      1411.578      10.919       615.170     .000      785.489       437.119
(0)INCOME PROGRAM 1-B
        8.750        434.890      12.601      289.893       852.481       8.423       378.198     .000      465.860       270.662
(0)COMPANY OWNED MISC. INTERESTS
       65.805       1481.834      46.641     1145.252      3533.365      33.300      1660.960     .000     1839.105      1036.705
(0)PRIVATE INCOME PROGRAM
      120.533       2665.885      11.595      267.393       852.933       7.834       374.043     .000      471.056       281.210
(0)COMPANY WORKING INTERESTS (PIPE)
         .000           .000        .000         .000       115.608        .000          .000     .000      115.608       56.655
(0)INCOME PROGRAM 1-A (PIPE)
         .000           .000        .000         .000        65.418        .000          .000     .000       65.418        25.918
(0)INCOME PROGRAM 1-B (PIPE)
         .000           .000        .000         .000         3.873        .000          .000     .000        3.873         1.506
(0)SUMMARY: GRAND SUMMARY
     1970.367      95129.069     935.131    52903.384    153653.430    1357.443     55599.061     .000    96696.926     52932.696